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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2004

                    INFINIUM LABS, INC.

(Exact name of registrant as specified in its charter)

                Delaware

                50535

          65-1048794

(State or other jurisdiction of

(Commission

(IRS Employer

 incorporation)

File Number)

Identification No.)

   2033 Main Street, Suite 309, Sarasota, Florida

            34237

(Address of Principal Executive Offices)

(Zip Code)

                            (941) 917-0788

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

SEC 873 (06/2003)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 5.  Other Events and Regulation FD Disclosure

On January 22, 2004, the Company entered into a Stock Purchase Agreement with each of SBI Brightline VI, LLC and Infinium Investment Partners, LLC (each, a “Purchaser”) obligating each Purchaser to purchase, upon the Company’s election, up to 1,000,000 shares of the Company’s common stock for an aggregate purchase price of $7.5 million (representing an aggregate purchase price for both Purchasers of $15.0 million).  Each agreement requires that the Company register the shares under the Securities Act of 1933, as amended (the “Act”), for resale by the applicable Purchaser, and each Purchaser’s obligation to purchase the shares is contingent on the shares being so registered.  After the shares are registered, the Company may elect to sell the shares to the Purchasers in two tranches that must be sold in the following order:

Number of

Purchase Price

   Shares

    Per Share

500,000

$7.00

500,000

$8.00

Except for the requirement to sell the tranches in order, there is no limitation on when the Company may require a Purchaser to purchase the shares included in any tranche.  The Company is not obligated to sell any shares to either Purchaser unless and until it elects to do so.  The Purchasers’ obligations to purchase the shares are subject to the shares continuing to be registered for resale under the Act and to other customary conditions for transactions of this kind.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)

The following exhibits are filed as part of this Report:

Exhibit Number

Exhibit Name

Exhibit 4.1

Stock Purchase Agreement dated as of January 22, 2004 between the registrant and SBI Brightline VI, LLC.

Exhibit 4.2

Stock Purchase Agreement dated as of January 22, 2004 between the registrant and Infinium Investment Partners, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 22, 2004

INFINIUM LABS, INC.

EXHIBIT INDEX

Exhibit Number

Exhibit Name

Location

Exhibit 4.1

Stock Purchase Agreement dated as of

Filed herewith

January 22, 2004 between the registrant

and SBI Brightline VI, LLC.

Exhibit 4.2

Stock Purchase Agreement dated as of

Filed herewith

January 22, 2004 between the registrant

and Infinium Investment Partners, LLC.